UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 28, 2025 nuveen

Nuveen Global Cities REIT, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56273	82-1419222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

730 Third Avenue, 3rd Floor New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 490-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Nuveen Global Cities REIT, Inc. ( the “Company”) intends to initiate, through its operating partnership, Nuveen Global Cities REIT OP, LP (the “Operating Partnership”), a program (the “DST Program”) to issue and sell beneficial interests (the “DST Interests”) to “accredited investors,” as that term is defined under Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in private placements exempt from registration pursuant to Section 4(a)(2) of the Securities Act (the “DST Offerings”), in specific Delaware statutory trusts (the “DSTs”) holding one or more real properties (each, a “DST Property” and, collectively, the “DST Properties”). Under the DST Program, each DST Property will be sourced from the Company’s real properties or from third parties, which will be held in a DST and subsequently leased by a wholly owned subsidiary of the Operating Partnership in accordance with a certain master lease agreement. Each master lease agreement will be guaranteed by the Operating Partnership, which will hold a fair market value option (the “FMV Option”) giving it the right, but not the obligation, to acquire the DST Interests in the applicable DST or the specific DST Properties from the investors in exchange for Operating Partnership units or cash, at the Company’s discretion as the general partner of the Operating Partnership. The Operating Partnership, in its sole and absolute discretion, may assign its rights in the FMV Option to a wholly owned subsidiary or successor entity to the Operating Partnership.

Amended and Restated Limited Partnership Agreement

In connection with the launch of the DST Program, on May 28, 2025, the Company, as the general partner, and the other limited partners party thereto entered into that certain Amended and Restated Limited Partnership Agreement of Nuveen Global Cities REIT OP, LP (the “Partnership Agreement”). The Partnership Agreement amends the prior limited partnership agreement of the Operating Partnership to, among other things, facilitate the issuance of Operating Partnership units in exchange for DST Interests or specific DST Properties in the event the Operating Partnership elects to exercise its FMV Option.

The Partnership Agreement authorizes the Operating Partnership to issue Operating Partnership units in the form of Class D units, Class D-1 units, Class I units, Class S units, Class S-1 units, Class T units and Class N units. The Partnership Agreement further provides that such Class S-1 units, Class D-1 units and Class I units may be received in exchange for DST Interests or specific DST Properties in connection with the exercise of the FMV Option, with the class of Operating Partnership units to be received by an investor to be agreed in connection with the sale of DST Interests in a DST Offering. The Partnership Agreement further provides that any such Class S-1 units and Class D-1 units received in exchange for DST Interests in connection with the exercise of the FMV Option will automatically convert to Class I units in the event the aggregate upfront sales charges and ongoing distribution fees paid with respect to such Class S-1 units or Class D-1 units and the DST Interests for which such Operating Partnership units were exchanged reach a fee limit (if any) set forth in the applicable agreement between the Dealer Manager (defined below) and the participating intermediary that sold such DST Interests in a DST Offering.

Pursuant to the Partnership Agreement, the investor servicing fee payable with respect to a particular class of Operating Partnership units will be specially allocated to that class of Operating Partnership units. Unless otherwise provided in the applicable agreement between the Dealer Manager and the applicable participating intermediary, the amount of the ongoing investor servicing fee for a Class S-1 unit shall equal 0.85% per annum of the Company’s net asset value (“NAV”) of such outstanding Class S-1 unit and the amount of the ongoing investor servicing fee for a Class D-1 unit shall equal 0.25% per annum of the NAV of such outstanding Class D-1 unit.

Pursuant to the Partnership Agreement, limited partners who hold Operating Partnership units may, after a one-year holding period, request that the Operating Partnership redeem all or a portion of their Operating Partnership units for, at the sole discretion of the Company as the general partner of the Operating Partnership, shares of the Company’s common stock, cash, or a combination of both.

Second Amended and Restated Advisory Agreement

In connection with the launch of the DST Program, on May 28, 2025, the Company, Nuveen Real Estate Global Cities Advisors, LLC (the “Advisor”) and the Operating Partnership entered into that certain Second Amended and Restated Advisory Agreement (the “Advisory Agreement”). The Advisory Agreement amends and restates the prior version of the Advisory Agreement to, among other things, facilitate the initiation and management of the DST Program.

The Advisory Agreement amends the calculation of the advisory fee in connection with the DST Program. As amended, the Company will pay the Advisor an advisory fee equal to 1.25% of the Company’s NAV for its Class D shares, Class I shares, Class S shares and Class T shares, and 0.65% of the Company’s NAV for the Class N shares, per annum payable monthly. The Operating Partnership will pay the Advisor an advisory fee equal to 1.25% of Operating Partnership’s NAV of its Class D units, Class D-1 units, Class I units, Class S units, Class S-1 units and Class T units, and 0.65% of the Operating Partnership’s NAV of its Class N units, in each case with respect to only those units held by unitholders other than the Company, per annum payable monthly. In calculating the advisory fee, the Company and the Operating Partnership use the NAV of the Company and the Operating Partnership before giving effect to any accruals for the advisory fee, the stockholder servicing fee, the investor servicing fee or distributions payable on the Company’s shares of common stock or the Operating Partnership’s units. In addition, the Company and the Operating Partnership will pay the Advisor an advisory fee equal to 1.25% per annum of the aggregate DST Property consideration for all DST Properties subject to the FMV Option held by the Operating Partnership, per annum payable monthly. For avoidance of doubt, the Advisor does not receive a duplicative advisory fee with respect to any DST Property.

DST Dealer Manager Agreement

In connection with the launch of the DST Program, on May 28, 2025, Nuveen Real Estate Exchange LLC, an indirect wholly owned subsidiary of the Operating Partnership (the “DST Sponsor”), Nuveen Securities, LLC (the “Dealer Manager”), solely with respect to its obligations with respect to the investor servicing fee, the Operating Partnership, and solely with respect to its obligations with respect to the stockholder servicing fee paid on shares of the Company’s common stock exchanged for Class S-1 units or Class D-1 units, the Company entered into that certain DST Dealer Manager Agreement (the “DST Dealer Manager Agreement”), pursuant to which the Dealer Manager will serve as the dealer manager for the DST Offerings on a “best efforts” basis. Under the DST Dealer Manager Agreement, each DST will pay the Dealer Manager upfront selling commissions of up to 6.0% of the total cash purchase price paid per DST Interest sold. Additionally, each DST will pay to the Dealer Manager an ongoing investor servicing fee of up to 0.85% per annum of the net proceeds received in connection with DST Interests sold in the applicable DST Offering, with such net proceeds excluding any upfront selling commissions and non-accountable expense reimbursements.

The Operating Partnership will pay the Dealer Manager, solely with respect to Operating Partnership units issued in connection with the FMV Option in exchange for DST Interests or specific DST Properties and only until the fee limit (if any) set forth in the applicable agreement between the Dealer Manager and the participating intermediary that sold such DST Interests in a DST Offering has been reached, an investor servicing fee equal to 0.85% per annum of the aggregate NAV for the applicable Class S-1 units and an investor servicing fee equal to 0.25% per annum of the aggregate NAV for the applicable Class D-1 units. No investor servicing fee will be paid on Class I units.

The Company will pay to the Dealer Manager, solely with respect to Class S shares of common stock of the Company (“Class S shares”) and Class D shares of common stock of the Company (“Class D shares”) issued in exchange for Class S-1 units or Class D-1 units, as applicable, a stockholder servicing fee comprised of (a) for applicable Class S shares, a stockholder servicing fee equal to 0.85% per annum of the NAV for such Class S shares and (b) for applicable Class D shares, a stockholder servicing fee equal to 0.25% per annum of the aggregate NAV for such Class D shares.

All or a portion of the upfront selling commissions and ongoing distribution fees may be reallowed to participating intermediaries, as set forth in the applicable agreement between the Dealer Manager and such participating intermediary.

The DST Dealer Manager Agreement contains standard representations, warranties and covenants of the DST Sponsor, the Dealer Manager, the Operating Partnership and the Company. The DST Sponsor, the Dealer Manager and each DST have also agreed to provide indemnification as set forth in the DST Dealer Manager Agreement. Each of the DST Sponsor and the Dealer Manager may terminate the DST Dealer Manager Agreement upon 60 days’ written notice. Included as Exhibit A to the DST Dealer Manager Agreement is the joinder to be entered into by each DST related to each specific DST Offering and included as Exhibit B to the DST Dealer Manager Agreement is the form of participating dealer agreement to be entered into by the DST Dealer Manager and participating broker-dealers that participate in a DST Offering.

Fourth Amended and Restated Dealer Manager Agreement

On May 28, 2025, the Company entered into the Fourth Amended and Restated Dealer Manager Agreement (the “Dealer Manager Agreement”) with the Dealer Manager to clarify that the fees paid pursuant to the Dealer Manager Agreement shall only be paid on common stock sold in the Company’s public offerings.

The foregoing summaries of the Advisory Agreement, Partnership Agreement, DST Dealer Manager Agreement and Dealer Manager Agreement do not purport to be complete and are qualified in their entirety by reference to the Advisory Agreement, Partnership Agreement, DST Dealer Manager Agreement and Dealer Manager Agreement (including the exhibits thereto), copies of which are filed herewith and incorporated herein by reference.

Item 8.01	Other Events.

The Company amended its Distribution Reinvestment Plan (the “DRIP”), effective June 9, 2025, to provide that units of the Operating Partnership issued in exchange for DST Interests or specific DST Properties, in the event the Operating Partnership elects to exercise its FMV Option in exchange for such units, are eligible to participate in the DRIP.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Fourth Amended and Restated Dealer Manager Agreement, dated May 28, 2025, between Nuveen Global Cities REIT, Inc. and Nuveen Securities, LLC

4.1	Second Amended and Restated Distribution Reinvestment Plan

10.1	Amended and Restated Limited Partnership Agreement of Nuveen Global Cities REIT OP, LP, dated May 28, 2025

10.2	Second Amended and Restated Advisory Agreement, dated May 28, 2025, by and among Nuveen Global Cities REIT, Inc., Nuveen Global Cities REIT OP, LP and Nuveen Real Estate Global Cities Advisors, LLC

10.3	DST Dealer Manager Agreement, dated May 28, 2025, by and among Nuveen Real Estate Exchange LLC, Nuveen Global Cities REIT OP, LP, Nuveen Securities, LLC and Nuveen Global Cities REIT, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuveen Global Cities REIT, Inc.

Date: May 28, 2025	By:	/s/ Robert J. Redican
Robert J. Redican
Chief Financial Officer and Treasurer